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                                                                    EXHIBIT 23.1

The Board of Directors
American Communications Services, Inc.:

     We consent to the incorporation by reference in the Registration Statement on Form S-4, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report included in Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-34395) and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the related prospectus.

                                          KPMG Peat Marwick LLP

Washington, DC
February 2, 1998